Exhibit 99.1

FOR IMMEDIATE RELEASE                                            August 7, 2006

                    Almost Family Announces Quarterly Results
       Second Quarter 2006 EPS from Continuing Operations up 29% over 2005


Louisville, KY - Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three and six months ending June 30, 2006.

Second Quarter Financial Highlights
o Net Income From Continuing Operations -- As Reported was $920,613 or $0.35 per diluted share in the quarter ended June 30, 2006 as compared to $703,319 or $0.27 per diluted share in the same quarter of 2005.
o Consolidated revenues increased approximately 14% over the same quarter last year
o The Company's VN segment revenues grew 24% over the same quarter last year.

Year to Date Financial Highlights
o Net Income From Continuing Operations -- As Reported was $1,832,352 or $0.69 per diluted share for the six months ended June 30, 2006 as compared to $1,262,381 or $0.48 per diluted share for the same period of 2005.
o Consolidated revenues increased approximately 14% over the same period last year
o The Company's VN segment revenues grew 24% over the same period last year.

William B. Yarmuth, AFAM's Chairman and CEO commented on the results:

"We continue to be pleased with our operating results. Our VN operations produced overall revenue growth of over 24% compared to the second quarter of 2005. On a same store basis, VN revenues grew over 11% reflecting the success of our sales, marketing and business development activities. Operating income grew almost 40% also reflecting steps we've taken internally to better manage our operating efficiencies."

Regarding business development, Yarmuth continued: "We remain very optimistic about the prospects for our future growth and development. Our development efforts continue to provide us with a very nice supply of VN acquisition candidates at attractive prices and we hope to complete additional transactions in 2006. We are noting an increase in the supply of acquisition candidates and expect market conditions plus the position we've put ourselves in to allow us to be appropriately selective in our acquisition activities."

The Company noted that it completed two acquisitions during the quarter, a $1.7 million revenue Ocala FL based home health agency effective mid-April and a $2 million revenue Birmingham AL based home health agency effective the end of June.

Quarterly Discussion
Net Income From Continuing Operations - As Reported grew 31% to $920,613 or $0.35 per diluted share for the June 2006 quarter as compared to $703,319 or $0.27 per diluted share in the June 2005 quarter. Revenues grew 14% to $21.8 million in the June 2006 quarter from $19.2 million in the June 2005 quarter.

Revenues in the Company's "Caretenders" Visiting Nurse (VN) segment grew 24% over the same period last year. Acquired operations contributed approximately $696,000 of that revenue growth while also contributing $0.01 per diluted share to operating results in the June 2006 quarter. The balance of the Company's revenue and earnings increase came from internal growth.

Net income including discontinued operations, was $898,777 or $0.34 per diluted share in the quarter ended June 30, 2006 and $622,638 or $0.24 per diluted share in 2005. Discontinued operations include the Company's Evansville IN operations which were closed in the March 2006 quarter.

As noted in the Company's Form 10-K for the year ended December 31, 2005, the Company's Visiting Nurse segment operations located in Florida normally experience lower admissions during the June quarter than in the other quarters due to seasonal population fluctuations.

Results of operations for the quarters ended June 30, 2006 and 2005 are set forth in the tables below:

                                                              Quarter Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                 June                          June
                                                 2006                          2005                         Change
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------

                                                Amount          % Rev         Amount          % Rev         Amount           %
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------

Net revenues
       Visiting Nurses                    $ 12,599,130           57.7%  $  10,197,469         53.1%  $   2,401,661            23.6%
        Personal Care                        9,247,388           42.3%      9,005,375         46.9%        242,013             2.7%
                                         -------------------- -------- -------------------- --------- ----------------- ----------
                                          $ 21,846,518          100.0%  $  19,202,844        100.0%  $   2,643,674            13.6%

Operating income
       Visiting Nurses                    $  1,885,309            8.6%  $   1,381,062          7.2%  $     504,247            36.5%
       Personal Care                           878,904            4.0%        875,086          4.6%          3,818             0.4%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
                                             2,764,213           12.7%      2,256,148         11.7%        508,065            22.5%
Unallocated corporate expenses               1,215,453            5.6%      1,064,509          5.5%        150,944            14.2%
  Operating income                           1,548,760            7.1%      1,191,639          6.2%        357,121            30.0%
Interest expense/(income)                      (22,947)          -0.1%         56,626          0.3%        (79,573)         -140.5%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
Pre-tax income                               1,571,707            7.2%      1,135,013          5.9%        436,694            38.5%
Income taxes                                   651,094            3.0%        431,694          2.2%        219,400            50.8
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
Net income from continuing
  operations                              $    920,613            4.2%  $     703,319          3.7%  $     217,294             30.9%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
Income (loss) from discontinued
operations, net of tax                         (21,836)                       (80,681)                      58,845            -72.9%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
    Net income                            $    898,777                  $     622,638                 $    276,139             44.3%
----------------------------------------- ==================== -------- ==================== --------- ================= ----------

Diluted earnings per share
    Diluted shares outstanding               2,661,192                      2,627,375                       33,817              1.3%
    Continuing operations                 $       0.35                  $        0.27                 $       0.08             29.6%
    Discontinued operations                      (0.01)                         (0.03)                        0.02            -66.7%

----------------------------------------- ==================== -------- ==================== --------- ================= ----------
                                          $       0.34                  $        0.24                 $       0.10             41.7%
----------------------------------------- ==================== -------- ==================== --------- ================= ----------

Continuing Operations

   EBITDA                                  $  1,804,236                 $   1,514,081                 $    290,155             19.2%
   EBITDA margin (% of revenues)                   8.3%                          7.9%                         0.4%
   Effective tax rate                             41.4%                         38.0%                         3.4%

Year to Date Discussion
Net Income From Continuing Operations - As Reported grew 45% to $1,832,352 or $0.69 per diluted share for the six months ended June 30, 2006 as compared to $1,262,381 or $0.48 per diluted share for the period in 2005. Revenues grew 14% to $42.6 million in the six months ended June 30, 2006 from $37.5 million for the same period in 2005.

Revenues in the Company's "Caretenders" Visiting Nurse (VN) segment grew 24% over the same period last year. Acquired operations contributed approximately $2,783,847 of that revenue growth while also contributing $0.18 per diluted share to operating results for the six months ended June 30, 2006. The balance of the Company's revenue and earnings increase came from internal growth.


Net income including discontinued operations, was $1,744,440 or $0.66 per diluted share for the six months ended June 30, 2006 and $1,006,573 or $0.38 per diluted share in 2005. Discontinued operations include the Company's Evansville IN operations which were closed in the March 2006 quarter.

Results of operations for the six months ended June 30, 2006 and 2005 are set forth in the tables below:

                                                      Six Months Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                 June                          June
                                                 2006                          2005                         Change
-----------------------------------------------------------------------------------------------------------------------------------
                                                Amount          % Rev         Amount          % Rev         Amount           %
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
Net revenues
       Visiting Nurses                    $       24,542,174     57.6%  $       19,740,601      52.6%  $    4,801,573          24.3%
       Personal Care                              18,098,203     42.4%          17,761,807      47.4%         336,396           1.9%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
                                          $       42,640,377    100.0%  $       37,502,408     100.0%  $    5,137,969          13.7%
----------------------------------------- ==================== -------- ==================== --------- ================= ----------
Operating income
       Visiting Nurses                    $        3,914,988      9.2%  $        3,067,133       8.2%  $      847,855          27.6%
        Personal Care                              1,425,338      3.3%           1,499,849       4.0%         (74,511)         -5.0%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
                                                   5,340,326     12.5%           4,566,982      12.2%         773,344          16.9%
Unallocated corporate expenses                     2,344,647      5.5%           2,390,151       6.4%         (45,504)         -1.9%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
  Operating income                                 2,995,679      7.0%           2,176,831       5.8%         818,848          37.6%
Interest expense/(income)                            (60,945)    -0.1%             111,862       0.3%        (172,807)       -154.5%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
Pre-tax income                                     3,056,624      7.2%           2,064,969       5.5%         991,655          48.0%
Income taxes                                       1,224,272      2.9%             802,588       2.1%         421,684          52.5%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
Net income from continuing
  operations                              $         1,832,352     4.3%  $        1,262,381       3.4%  $      569,971          45.2%

----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
Income (loss) from discontinued
operations, net of tax                               (87,912)                     (255,808)                   167,896         -65.6%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
    Net income                            $        1,744,440            $        1,006,573             $      737,867          73.3%
----------------------------------------- ==================== -------- ==================== --------- ================= ----------
Diluted earnings per share
    Diluted shares outstanding                     2,654,506                     2,622,501                     32,005           1.2%
    Continuing operations                 $             0.69            $             0.48             $         0.21          43.8%
    Discontinued operations                            (0.03)                        (0.10)                      0.07         -70.0%
----------------------------------------- -------------------- -------- -------------------- --------- ----------------- ----------
                                          $             0.66            $             0.38             $         0.28         73.7%
----------------------------------------- ==================== -------- ==================== --------- ================= ----------

Continuing Operations
  EBITDA                                  $        3,529,561            $        2,821,702             $       707,859         25.1%
  EBITDA margin (% of revenues)                         8.3%                          7.5%                       0.8%
   Effective tax rate                                  40.1%                         38.9%                       1.2%


Non-GAAP Financial Measure
The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

The following table sets forth a reconciliation of Continuing Operations Net Income -- As Reported to EBITDA:


                                                          Quarter Ended June 30,          Six Months Ended June 30,
-----------------------------------------------------------------------------------------------------------------------
                                                          2006               2005              2006           2005
-----------------------------------------------------------------------------------------------------------------------
Net income from continuing operations - As Reported
                                                     $      920,613      $    703,319      $  1,832,352    $  1,262,381

Add back:
     Interest expense (income)                               (22,947)          56,626            (60,945)      111,862
     Income taxes                                            651,094          431,694          1,224,272       802,588
     Depreciation & amortization                             255,476          322,442            533,882       644,871
-----------------------------------------------------------------------------------------------------------------------

Earnings from continuing operations Before
Interest, Income Taxes, Depreciation &
Amortization (EBITDA) - As Reported                  $     1,804,236      $ 1,514,081     $  3,529,561    $ 2,821,702
---------------------------------------------------- ================ -- ============= -- =============== =============

Almost Family, Inc. and subsidiaries (collectively "Almost Family") is a leading regional provider of home health services. The Company has service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Indiana and Alabama (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to accelerate growth in its home health operations, the Company's ability to generate VN revenue growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to increase the efficiency and effectiveness of its sales and marketing efforts, the Company's ability to attract investment of additional capital, the Company's ability to generate positive cash flows, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2005, in particular information under the headings "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.